Exhibit 99.1

World Fuel Services Corporation to Host First Quarter 2017 Earnings Conference Call

MIAMI--(BUSINESS WIRE)--April 13, 2017--World Fuel Services Corporation (NYSE:INT) invites you to participate in a conference call with its management team on Thursday, April 27, 2017 at 5:00PM Eastern Time to discuss the Company’s first quarter results, which it plans to release after the market closes on the same date.

The live conference call will be accessible by telephone at (800) 695-3244 (within the United States and Canada) or (303) 223-4391 (International). Audio replay of the call will be available through May 11, 2017. The replay numbers are: (800) 633-8284 (within the United States and Canada) and (402) 977-9140 (International). The call ID is 21850334.

The conference call will also be available via live webcast. The live webcast may be accessed by visiting the Company’s website at www.wfscorp.com and clicking on the webcast icon. An archive of the webcast will be available on the Company’s website two hours after the completion of the live call and will remain available until May 11, 2017.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing supply fulfillment, energy procurement advisory services, and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

For more information, call 305-428-8000 or visit www.wfscorp.com.

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer
or
Glenn Klevitz, 305-428-8000
Vice President & Assistant Treasurer